Exhibit 23.3

Consent of Independent Accountants

We hereby consent to the incorporation by reference in this Registration Statements on Form S-4 of Martin Midstream Partners L.P. and subsidiaries of our report dated April 24, 2012 relating to the consolidated financial statements of Cardinal Gas Storage Partners LLC, which appears in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoppers LLP

Houston, Texas

April 8, 2013